Exhibit 99-51
TWENTY-THIRD AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
DTE ENERGY COMPANY
     THIS TWENTY-THIRD AMENDMENT, dated as of the first day of May, 2009, and effective as otherwise set forth herein, by and between Fidelity Management Trust Company (the “Trustee”) and DTE Energy Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and the Sponsor heretofore entered into a Master Trust Agreement dated June 30, 1994, as amended (the “Trust Agreement”), with regard to DTE Energy Company Savings and Stock Ownership Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America, and the MichCon Investment and Stock Ownership Plan (collectively and individually, the “Plan”); and
     WHEREAS, the Sponsor has informed the Trustee that effective January 1, 2002, the names of the Plans have changed from “The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers” and “The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America” to “Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers” and “Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America” respectively, and all references thereto should be changed accordingly; and
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Effective January 1, 2002, replacing all references to “The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers” and “The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America” as the Plan with “Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers” and “Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America” respectively.

(2)	Effective March 1, 2009, deleting the last sentence of Section 5(e)(vii)(A)(2) which currently reads, “Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock credited to a Participant’s account for which it has received no directions from the Participant” and inserting in lieu thereof the following new sentences:

With respect to 1) the subset of Participants of the DTE Energy Company Savings and Stock Ownership Plan as identified by the Sponsor via a separate letter of direction, and 2) the subset of Participants of the MichCon Investment and Stock Ownership Plan as identified by the Sponsor via a separate letter of direction, the Trustee shall vote shares of Sponsor Stock credited to a
DTE Energy Company Q Master Trust—23rd Amendment	Confidential Information

Participant’s account for which it has received no direction from the Participant in the same proportion on each issue as it votes those shares credited to Participants’ accounts for which it received voting directions from Participants, except as otherwise required by law.

With respect to 1) Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, 2) Detroit Edison Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America, 3) the subset of Participants of the DTE Energy Company Savings and Stock Ownership Plan as identified by the Sponsor via a separate letter of direction, and 4) the subset of Participants of the MichCon Investment and Stock Ownership Plan as identified by the Sponsor via a separate letter of direction, the Trustee shall not vote shares of Sponsor Stock credited to a Participant’s account for which it has received no directions from the Participant, except as otherwise required by law.
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Twenty-Third Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

DTE ENERGY COMPANY			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Elizabeth A. Pochini	4-24-09	By:	/s/ Stephanie Nick	7/6/09

	Authorized Signatory	Date		FMTC Authorized Signatory	Date
DTE Energy Company Q Master Trsust-23rd Amendment	Confidential Information

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